Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axaltacs.com

For Immediate Release
Axalta Releases First Quarter 2016 Results
First Quarter 2016 Highlights:

•	Net sales of $955.6 million, a 3.0% year-over-year increase before unfavorable foreign currency translation of 6.4%

•	Adjusted EBITDA of $194.8 million, up 7.0% compared to Q1 2015; Adjusted EBITDA margin of 20.4% versus 18.4% in Q1 2015

•	Operating cash flow use of $18.0 million versus $98.7 million in the same quarter last year; $100 million debt prepayment made subsequent to quarter end

•
Continued focus on innovation with the global launch of AquaEC 6100, Axalta’s newest cathodic epoxy electrocoat product, offering the next evolution of technology with improved performance and productivity

PHILADELPHIA, PA, April 28, 2016 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the first quarter ended March 31, 2016.
“We are pleased that our first quarter results met our expectations with our core markets continuing to perform well,” said Charles W. Shaver, Axalta’s Chairman and Chief Executive Officer. “Our team continues to execute well and deliver on our key goals in spite of ongoing foreign currency volatility and uneven economic conditions in certain emerging markets.” Mr. Shaver added, “We remain on track with our productivity programs, which continued to drive incremental margin contribution, while also focusing on long term opportunities to refine our operating strengths with solid investments and management concentrating on reducing complexity across our global businesses.”
First Quarter Consolidated Financial Results
Net sales of $955.6 million for the first quarter of 2016 increased 3.0% year-over-year excluding unfavorable foreign currency translation (decreased 3.4% as-reported). Net sales growth was driven by 5.1% higher average selling prices, offset by a 2.1% volume decline, primarily from slower demand in Latin America. Excluding Latin America, overall volumes increased low single digits for the quarter. Unfavorable foreign currency translation reduced net sales by 6.4%.

Adjusted EBITDA of $194.8 million for the first quarter grew 7.0% from $182.0 million in Q1 2015, while Adjusted EBITDA margin in the quarter expanded to 20.4% from 18.4% last year. Margin improvement was driven by favorable product mix and pricing, as well as lower input costs and savings from our operating improvement initiatives. These factors were partially offset by negative foreign currency translation, volume declines in Latin America, and modest operational expenditures for planned growth initiatives.

Performance Coatings Results
Net sales in Performance Coatings for Q1 2016 were $543.0 million, a 4.8% year-over-year increase excluding foreign currency translation (decrease of 2.5% as-reported). Net sales growth drivers included higher average selling prices of 5.4% in the period, more than offset by 7.3% unfavorable foreign currency translation and volume declines of 0.6%. Refinish end-market Q1 2016 net sales increased 5.3% on a constant currency basis (decreased 3.7% as-reported), while our Industrial end-market grew 3.8% excluding the impact of currency (increased 0.2% as-reported).
The Performance Coatings segment generated Adjusted EBITDA of $110.1 million in the first quarter, a 2.8% year-over-year increase. Positive pricing contributions, coupled with variable cost savings, were partially offset by negative foreign currency translation and incremental operating expense to support growth initiatives. Segment Adjusted EBITDA margin of 20.3% in Q1 2016 reflected a 110 basis point increase compared to the corresponding prior year quarter.

Transportation Coatings Results
The Transportation Coatings segment produced net sales of $412.6 million in the first quarter, a 0.7% increase excluding foreign currency translation versus first quarter 2015 (decrease of 4.5% as-reported). A 4.0% decrease in volume was offset by 4.7% positive contribution from price, while a 5.2% unfavorable foreign currency translation impact more than offset this modest net sales gain in the quarter. Transportation Coatings demand varied by end-market in Q1, with ongoing growth in Light Vehicle offset by a pullback in Commercial Vehicle. Light Vehicle net sales increased 3.6% on a constant currency basis year-over-year (decreased 1.1% as-reported), with ongoing strength in North America offset partly by the impact of incremental weakness in Latin America. Asia Pacific posted solid above-market net sales growth for the period. Commercial Vehicle net sales declined by 9.3% on a constant currency basis versus last year (decreased 15.8% as-reported), driven by a combination of slower heavy truck production as well as weaker demand from a variety of non-truck vehicle types served.
The Transportation Coatings segment generated Adjusted EBITDA of $84.7 million in Q1 2016, an increase of 13.1% compared to the first quarter of 2015, with positive price / mix and variable cost contributions partially offset by unfavorable foreign currency translation, lower volume effects, and moderate ongoing operating expense increases to support planned growth. Segment Adjusted EBITDA margin of 20.5% in Q1 2016 represented a significant increase from 17.3% in the prior year quarter.
Balance Sheet and Cash Flow Highlights
We ended the quarter with cash and cash equivalents of $419.5 million. Our net debt was $3.0 billion as of March 31, 2016, which resulted in a net debt to trailing twelve month Adjusted EBITDA ratio of 3.5x.
First quarter operating cash flow was a use of $18.0 million versus a use of $98.7 million in the corresponding quarter of 2015 reflecting lower working capital use and reduced restructuring cash outflows. Free cash flow, calculated as operating cash flow less capital expenditures, totaled a use of $58.3 million based on capital expenditures of $40.3 million.
“We were pleased that our balance sheet remained solid and cash flows notably improved in the first quarter, including a narrower use of working capital versus the prior year period,” said Robert W. Bryant, Axalta’s Executive Vice President and Chief Financial Officer. “For 2016, we continue to expect strong progress in reducing net debt leverage from a combination of Adjusted EBITDA growth, improved free cash flow, and further planned debt reduction during the course of the year.”
2016 Guidance Update
We are reiterating our outlook for the full year 2016 as follows:

•	Net sales growth of 4-6% in constant currency; largely flat as-reported

•	Adjusted EBITDA of $900-940 million

•	Interest expense of $180-190 million

•	Income tax rate, as adjusted, of 25-27%

•	Diluted shares of 242-245 million

•	Working capital as a percentage of net sales of 11-13%

•	Capital expenditures of ~$150 million

Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its first quarter 2016 financial results on Thursday, April 28th, at 8:00 a.m. EDT. The U.S. dial-in phone number for the conference call is (877) 407-0784 and the international dial-in number is +1 (201) 689-8560. A live webcast of the conference call will also be available online at http://ir.axaltacs.com. For those unable to participate in the conference call, a replay will be available through May 5, 2016. The U.S. replay dial-in phone number is (877) 870-5176 and the international replay dial-in number is +1 (858) 384-5517. The replay passcode is 13635701.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including those relating to our 2016 full year outlook, net sales growth, Adjusted EBITDA, interest expense, income tax rate, as adjusted, diluted shares outstanding, capital expenditures, cash flow, net debt and net working capital. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted Net Income. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted Net Income may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted Net Income should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted Net Income have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the 12,800 people of Axalta continue to find ways to serve our more than 100,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information visit axaltacoatingsystems.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended March 31,
	2016	2015
Net sales	$955.6	$989.2
Other revenue	6.0	8.3
Total revenue	961.6	997.5
Cost of goods sold	606.4	649.8
Selling, general and administrative expenses	219.1	213.0
Research and development expenses	12.6	12.9
Amortization of acquired intangibles	20.2	20.0
Income from operations	103.3	101.8
Interest expense, net	50.1	50.0
Other expense, net	8.0	3.9
Income before income taxes	45.2	47.9
Provision for income taxes	14.6	1.2
Net income	30.6	46.7
Less: Net income attributable to noncontrolling interests	0.9	1.6
Net income attributable to controlling interests	$29.7	$45.1
Basic net income per share	$0.13	$0.20
Diluted net income per share	$0.12	$0.19
Basic weighted average shares outstanding	237.1	229.8
Diluted weighted average shares outstanding	241.6	237.0

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$419.5	$485.0
Restricted cash	2.8	2.7
Accounts and notes receivable, net	792.7	765.8
Inventories	543.4	530.7
Prepaid expenses and other	64.7	63.6
Deferred income taxes	54.9	69.5
Total current assets	1,878.0	1,917.3
Property, plant and equipment, net	1,377.5	1,382.9
Goodwill	942.1	928.2
Identifiable intangibles, net	1,177.2	1,191.6
Other assets	458.3	434.2
Total assets	$5,833.1	$5,854.2
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$419.8	$454.7
Current portion of borrowings	53.7	50.1
Deferred income taxes	7.1	6.6
Other accrued liabilities	300.6	370.2
Total current liabilities	781.2	881.6
Long-term borrowings	3,405.1	3,391.4
Long-term employee benefits	252.2	252.3
Deferred income taxes	166.8	165.5
Other liabilities	26.8	22.2
Total liabilities	4,632.1	4,713.0
Commitments and contingencies
Shareholders’ equity
Common shares, $1.00 par, 1,000.0 shares authorized, 238.5 and 237.9 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	237.2	237.0
Capital in excess of par	1,255.5	1,238.8
Accumulated deficit	(103.1)	(132.8)
Accumulated other comprehensive loss	(255.5)	(269.3)
Total Axalta shareholders’ equity	1,134.1	1,073.7
Noncontrolling interests	66.9	67.5
Total shareholders’ equity	1,201.0	1,141.2
Total liabilities and shareholders’ equity	$5,833.1	$5,854.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Three Months Ended March 31,
	2016	2015
Operating activities:
Net income	$30.6	$46.7
Adjustment to reconcile net income to cash used for operating activities:
Depreciation and amortization	76.0	72.6
Amortization of financing costs and original issue discount	5.1	5.0
Deferred income taxes	(2.4)	(17.2)
Realized and unrealized foreign exchange losses, net	7.5	4.8
Stock-based compensation	10.2	1.8
Other non-cash, net	(3.0)	0.1
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(26.5)	(53.5)
Inventories	(7.5)	(25.9)
Prepaid expenses and other	(13.8)	(36.3)
Accounts payable	(16.6)	(1.0)
Other accrued liabilities	(74.2)	(91.1)
Other liabilities	(3.4)	(4.7)
Cash used for operating activities	(18.0)	(98.7)
Investing activities:
Business acquisitions and purchases of controlling interests in affiliates (net of cash acquired)	—	(3.2)
Purchase of property, plant and equipment	(40.3)	(31.5)
Restricted cash	(0.1)	1.8
Other investing	(2.9)	2.7
Cash used for investing activities	(43.3)	(30.2)
Financing activities:
Proceeds from short-term borrowings	—	1.5
Payments on short-term borrowings	(0.3)	(10.7)
Payments on long-term borrowings	(6.9)	(6.8)
Dividends paid to noncontrolling interests	(1.5)	(3.5)
Proceeds from option exercises and associated tax benefits	6.7	—
Other financing activities	(0.3)	(0.2)
Cash used for financing activities	(2.3)	(19.7)
Decrease in cash and cash equivalents	(63.6)	(148.6)
Effect of exchange rate changes on cash	(1.9)	(10.6)
Cash and cash equivalents at beginning of period	485.0	382.1
Cash and cash equivalents at end of period	$419.5	$222.9

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended March 31,
	2016	2015
Net income	$30.6	$46.7
Interest expense, net	50.1	50.0
Provision for income taxes	14.6	1.2
Depreciation and amortization	76.0	72.6
EBITDA	171.3	170.5
Foreign exchange remeasurement losses (a)	7.5	8.7
Long-term employee benefit plan adjustments (b)	0.6	0.2
Termination benefits and other employee related costs (c)	1.9	3.7
Consulting and advisory fees (d)	3.0	3.1
Offering related costs (e)	—	1.4
Stock-based compensation (f)	10.2	1.8
Other adjustments (g)	1.8	(3.9)
Dividends in respect of noncontrolling interest (h)	(1.5)	(3.5)
Adjusted EBITDA	$194.8	$182.0

(a)	Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies.

(b)	Eliminates the non-service cost components of long-term employee benefit costs.

(c)
Represents expenses primarily related to employee termination benefits and other employee-related costs including our initiative to improve overall cost structure within the European region as well as costs associated with our Axalta Way initiatives.

(d)	Represents fees paid to consultants for professional services primarily related to our Axalta Way cost-savings initiatives.

(e)	Represents costs associated with the offering of our common shares in the Carlyle Offerings.

(f)	Represents costs associated with stock-based compensation.

(g)
Represents costs for certain unusual or non-operational (gains) and losses, including a $5.4 million gain recognized during the three months ended March 31, 2015 resulting from the remeasurement of our previously held interest in an equity method investee upon the acquisition of a controlling interest, equity investee dividends, indemnity losses (gains) associated with the Acquisition, losses (gains) on sale and disposal of property, plant and equipment, losses (gains) on foreign currency derivative instruments and non-cash fair value inventory adjustments associated with our 2015 acquisitions.

(h)	Represents the payment of dividends to our joint venture partners by our consolidated entities that are not wholly owned.

The following table reconciles net income to adjusted net income for the periods presented (in millions):

	Three Months Ended March 31,
	2016	2015
Net income	$30.6	$46.7
Less: Net income attributable to noncontrolling interests	0.9	1.6
Net income attributable to controlling interests	29.7	45.1
Foreign exchange remeasurement losses, net (a)	7.5	8.7
Termination benefits and other employee related costs (b)	1.9	3.7
Consulting and advisory fees (c)	3.0	3.1
Offering related costs (d)	—	1.4
Other adjustments (e)	—	(3.9)
Total adjustments	12.4	13.0
Income tax impacts (f)	0.3	19.1
Adjusted net income attributable to controlling interests	$41.8	$39.0
Diluted adjusted net income per share	$0.17	$0.16
Diluted weighted average shares outstanding	241.6	237.0

(a)	Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies.

(b)
Represents expenses primarily related to employee termination benefits and other employee-related costs including our initiative to improve overall cost structure within the European region as well as costs associated with our Axalta Way initiatives.

(c)	Represents fees paid to consultants for professional services primarily related to our Axalta Way cost-savings initiatives.

(d)	Represents costs associated with the offering of our common shares in the Carlyle Offerings.

(e)
Represents costs for certain unusual or non-operational (gains) and losses, including a $5.4 million gain resulting from the acquisition of a controlling interest in our previously held equity method investee during 2015, indemnity losses associated with the Acquisition, losses (gains) on sale and disposal of property, plant and equipment and losses (gains) on foreign currency derivative instruments.

(f)	Represents income tax impact associated with the pre-tax adjustments, as well as the impact of the removal of discrete income tax adjustments within our effective tax rate.